CREDIT AGREEMENT
                                                   AMONG

                          NICHOLS RESEARCH CORPORATION
                                  ("Borrower"),

                    THE BANKS SET FORTH ON SCHEDULE 1 HERETO
                                    ("Banks")

                                       AND

                             CORESTATES BANK, N.A.,
                             AS AGENT FOR THE BANKS
                                    ("Agent")








                                November 25, 1997

                                CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT (this "Agreement") is made this 25th day of November, 1997, by and among NICHOLS RESEARCH CORPORATION, a Delaware corporation ("Borrower"); CORESTATES BANK, N.A., a national banking association ("CoreStates") and the other banks identified on Schedule 1 attached hereto (each individually a "Bank" and individually and collectively, "Banks"); and CoreStates as agent for the Banks ("Agent").

                  In consideration of the agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS

                1.1 Definitions. When used in this Agreement, the following terms shall have the respective meanings set forth below.

                  "Acquisition Price" means, with respect to any Permitted Acquisition, the aggregate consideration payable by the Companies in connection therewith, including deferred or contingent obligations accounted for as liabilities in accordance with GAAP.

                  "Advance" means a borrowing under the Commitment pursuant to Paragraph 2.7 hereof.

                  "Advance Request Form" means the certificate in the form attached hereto as Exhibit A to be delivered by Borrower to Agent as a condition of each Advance.

                  "Affiliate" means as to any party: (i) any person who or entity which directly or indirectly owns, controls or holds ten percent (10%) or more of the outstanding beneficial interests in such party; (ii) any entity of which ten percent (10%) or more of the outstanding beneficial interest is directly or indirectly owned, controlled, or held by such party; (iii) any entity which directly or indirectly is under common control with such party;
(iv) any director or general partner of such party or any Affiliate; or (v) any immediate family member of any person who is an Affiliate. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agent" means CoreStates Bank, N.A., in its capacity as agent for the Banks hereunder and any successor in such capacity appointed pursuant to Paragraph 9.15 and 9.16 hereof.

                  "Agreement" means this Credit Agreement and all exhibits hereto, as each may be amended, modified, extended, consolidated or restated from time to time.

                  "ASIDA Bonds" means the bonds issued by the Alabama State Industrial Development Authority for the benefit of Borrower, having an aggregate principal balance of $1,842,300.00 as of the date hereof and a final maturity of January, 2000.

                  "Bank" means individually, and "Banks" means individually and collectively, the institutions identified on Schedule 1 attached hereto and their respective successors and assigns so long as any such institution retains any portion of the Commitment or Loan hereunder.

                  "Base Rate" means the higher of (a) the Federal Funds Rate plus one half of one percent (1/2%) per annum or (b) the Prime Rate.

                  "Borrower" means Nichols Research Corporation, a Delaware corporation.

                  "Business Day" means any day not a Saturday, Sunday or a day on which banks are required or permitted to be closed under the laws of the Commonwealth of Pennsylvania.

                  "Capital Leases" means capital leases and subleases, as defined in Statement 13 of the Financial Accounting Standards Board dated November 1976, as amended and updated from time to time.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations with respect thereto in effect from time to time.

                  "Commitment" means either the Short Term Commitment or the Three Year Commitment, or both of them, as applicable..

                  "Company"   means   individually,    and   "Companies"   means
individually and collectively, Borrower and each Guarantor.

                  "Compliance Certificate" means a certificate in the form of Exhibit F attached hereto delivered by Borrower to Banks pursuant to Paragraph
5.4 or Paragraph 4.1 hereof.

                  "Debt to Capitalization Ratio" means, as of any date of determination, the ratio of (a) Funded Debt of Borrower and its consolidated Subsidiaries to (b) total stockholders' equity plus Funded Debt of Borrower and its consolidated Subsidiaries, determined in accordance with GAAP.

                  "Default" means an event, condition or circumstance the occurrence of which would, with the giving of notice or the passage of time or both, constitute an Event of Default.

                  "EBITDA" means, for any period, net income for such period as defined in accordance with GAAP, plus interest expense, taxes, depreciation and amortization, in each case as defined in accordance with GAAP and to the extent each has been deducted in determining net income.

                  "EBITDAR" means, for any period, EBITDA for such period plus lease and rental expense for such period, as defined in accordance with GAAP and to the extent deducted in determining net income.

                  "Environmental Control Statutes" means any federal, state, county, regional or local laws governing the control, storage, removal, spill, release or discharge of Hazardous Substances, including without limitation CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right to Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, any similar or implementing state law, and in each case including all amendments thereto and all rules and regulations promulgated thereunder and permits issued in connection therewith.

                  "EPA" means the United States Environmental Protection Agency, or any successor thereto.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, all amendments thereto and all rules and regulations in effect at any time thereunder.

                  "ERISA Affiliate" means, when used with respect to any Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any person or entity that is a member of any group or organization within the meaning of Code Sections 414(b), (c), (m) or (o) of which Borrower or any Guarantor is a member.

                  "Event of Default" means an event described in   Paragraph 8.1
hereof.

                  "Existing Credit Agreement" means the Credit Agreement dated August 16, 1995 by and among Borrower and SouthTrust Bank of Alabama, National Association, First Alabama Bank and CoreStates Bank, N.A., as amended.

                  "Federal Funds Rate" means, for any day, the effective rate of interest for such day, as announced from time to time by the Board of Governors of the Federal Reserve System as shown in publication H.15 as the "Federal Funds Rate."

                  "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) EBITDAR for Borrower and its consolidated Subsidiaries for the most recent Rolling Period, to (b) the sum of (i) the current portion of long term debt, and (ii) interest, lease and rental expense for Borrower and its consolidated Subsidiaries for the most recent Rolling Period.

                  "Funded  Debt"  means,  as of the date of  determination,  the
aggregate   outstanding  principal  amount  of  all  Indebtedness  for,  without duplication:

                           (A) borrowed money  (other  than  trade  Indebtedness
incurred in the normal and ordinary course of business for value received), including without limitation the Loan hereunder;

                           (B) the purchase price for  installment  purchases of
real or personal property;

                           (C) the principal portion of Capital Leases;

                           (D) guaranties of Funded Debt of others; and

                           (E) reimbursement   obligations  under  letters  of
credit, including the amount of any Letters of Credit outstanding hereunder and unreimbursed draws under Letters of Credit issued hereunder.

                  "GAAP" means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board and in such other statements by such other entity as Agent may reasonably approve, which are applicable in the circumstances as of the date in question, subject to Paragraph 1.2(a) hereof; and such principles observed in a current period shall be comparable in all material respects to those applied in a preceding period.

                  "Guarantor" means individually, and "Guarantors" means individually and collectively, each Material Subsidiary of Borrower, including any future Material Subsidiaries of Borrower which may join in the Guaranty pursuant to Paragraph 5.20 hereof.

                  "Guaranty" means the Guaranty Agreement executed by Guarantors in favor of Banks as required to be delivered pursuant to Paragraph 4.1 hereof and including any joinders thereto pursuant to Paragraph 5.20 hereof, as may be amended, modified or restated from time to time.

                  "Hazardous Substance" means petroleum products and items defined in the Environmental Control Statutes as "hazardous substances", "hazardous wastes", "pollutants" or "contaminants" and any other toxic, reactive, corrosive, carcinogenic, flammable or hazardous substance or other pollutant.

                  "Indebtedness" of any person as of any date of determination means and includes all obligations of such person which, in accordance with GAAP, shall be classified on a balance sheet of such person as liabilities of such person and in any event shall include, without duplication, all (i) obligations of such person for borrowed money or which have been incurred in connection with acquisition of property or assets, (ii) obligations secured by any lien upon property or assets owned by such person, notwithstanding that such person has not assumed or become liable for the payment of such obligations,
(iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capital Leases, (v) guarantees and (vi) letters of credit and letter of credit reimbursement obligations.

                  "Letter of Credit" means individually, and "Letters of Credit" means individually and collectively, the letter(s) of credit issued from time to time by Agent and participated in by Banks pursuant to the terms and conditions of Section 2A hereof.

                  "Letter of Credit Request Form" shall mean the certificate in the form attached as Exhibit B-1 hereto to be delivered by Borrowers to Agent as a condition of each issuance of a Letter of Credit pursuant to Paragraph 2A.3 hereof.

                  "Letter of Credit Sublimit" shall mean the portion of the Three Year Commitment up to which Banks have agreed to participate in the issuance by Agent of Letters of Credit pursuant to Section 2A hereof, being Twenty-Five Million Dollars ($25,000,000).

                  "Loan" means the aggregate outstanding balance of Indebtedness under the Short Term Loan and the Three Year Loan, together with all interest, costs and fees and expenses due hereunder.

                  "Loan Documents" means the Agreement, the Note, the Guaranty and the other documents and agreements executed and delivered in connection with this Agreement.

                  "Local Authorities" means individually and collectively the state and local governmental authorities and administrative agencies which govern the business, commercial activities or facilities owned or operated by any Company.

                  "Material Adverse Effect" means a material adverse effect on the business, financial condition or prospects of the Borrower and its consolidated Subsidiaries taken as a whole.

                  "Material Subsidiary" means any direct or indirect Subsidiary of Borrower which either: (i) comprises 5% or more of the assets of Borrower and its consolidated Subsidiaries as of the last day of the most recently ended fiscal quarter, or (ii) is responsible for 5% or more of the EBITDA of the Borrower and its consolidated Subsidiaries for the most recent Rolling Period.

                  "Maximum Principal Amount" means the maximum principal amount of the Commitment, or the Short Term Commitment or Three Year Commitment, as applicable, up to which the applicable Bank has agreed to lend funds and/or participate in the issuance of Letters of Credit, as set forth in Schedule 1 attached hereto, as such amounts may be reduced or terminated from time to time pursuant to Paragraph 2.8 hereof.

                  "Net Cash Proceeds" shall mean, with respect to any Sale of Material Assets, the cash proceeds received by the seller in such a transaction less (i) the reasonable costs of the transaction, (ii) reasonable reserves for retained liabilities, (iii) applicable taxes arising out of the transaction and
(iv) the amount of any such proceeds used to repay indebtedness secured by the assets sold.

                  "Note" means individually, and "Notes" means individually and collectively, the Short Term Notes and the Three Year Notes.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Permitted Acquisition" means any acquisition, whether by merger, consolidation, purchase of equity securities or purchase of operating assets, in which the acquisition target is operating solely in the United States of America and is engaged in the same or a substantially similar business as the Companies.

                  "Permitted Investments" means (i) investments in commercial paper maturing in 180 days or less from the date of issuance which is rated A1 or better by Standard & Poor's Corporation or P1 or better by Moody's Investors Services, Inc.; (ii) investments in direct obligations of the United States of America or obligations of any agency thereof which are guaranteed by the United States of America, provided that such obligations mature within twelve (12) months of the date of acquisition thereof; and (iii) investments in certificates of deposit maturing within one (1) year from the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $500,000,000 and the long-term deposits of which are rated A1 or better by Moody's Investors Services, Inc. or equivalent by Standard & Poor's Corporation.

                  "Plan" means any employee pension benefit or employee welfare benefit plan as defined in Sections 3(1) or (2) of ERISA maintained or sponsored by, contributed to, or covering employees of, either Borrower or any ERISA Affiliate.

                  "Prime Rate" means the rate of interest announced by Agent from time to time as its prime rate.

                  "Pro Rata Share" shall mean, as to a Bank, the ratio which the outstanding principal balance of its portion of the Loan hereunder bears to the aggregate outstanding principal balance of the Loan at any time; or if no indebtedness is outstanding hereunder or the context otherwise requires, its percentage share of the Commitment as set forth in Schedule 1 attached hereto.

                  "Release" means any spill, leak, emission, discharge or the pumping, pouring, emptying, disposing, injecting, escaping, leaching or dumping of a Hazardous Substance.

                  "Required Banks" shall mean those Banks (which may include Agent in its capacity as a Bank) holding Pro Rata Shares of the Loan aggregating fifty-five percent (55%) or more.

                  "Required Tangible Net Worth" means Seventy-Five Million Dollars ($75,000,000) as of August 31, 1997, increasing as of the end of each fiscal quarter ending thereafter by an amount equal to fifty percent (50%) of positive net income for such quarter (with no decrease for losses for any quarter).

                  "Restricted Payments" means redemptions, repurchases, and distributions of any kind (including redemptions in exchange for real or tangible personal property held by a Company) in respect of the capital stock of Borrower.

                  "Rolling Period" means a period of four consecutive fiscal quarters for which a Compliance Certificate has been (or is required to have been) delivered hereunder.

                  "Sale of Material Assets" means the sale or other disposition (including damage, destruction or condemnation of assets) by any Borrower, in a single transaction or in the aggregate as to all transactions within any twelve
(12) consecutive months, of assets (including stock or other investments or interests in a Person) which, valued at the greater of book value or fair market value, have a value of Five Million Dollars ($5,000,000) or more; excluding dispositions of equipment and other assets in the ordinary course of business, and the sale of Permitted Investments for cash or the conversion into cash of Permitted Investments.

                  "Short Term Commitment" means at any time the maximum aggregate principal amount which Banks have agreed to make available at such time under Paragraph 2.1(a) hereof, being Fifty Million Dollars ($50,000,000) in the aggregate on the date hereof.

                  "Short Term Commitment  Termination Date" means the earlier of
(i) November __, 1998, or (ii) the date on which the Short Term Commitment is terminated pursuant to Paragraph 2.8 hereof.

                  "Short Term Loan" means the aggregate principal balance of Indebtedness advanced under the Short Term Commitment together with interest accrued thereon and fees and expenses incurred in connection with any of the foregoing.

                  "Short Term Note" means individually, and "Short Term Notes" means individually and collectively, the promissory notes in the form of Exhibit C-1 attached hereto delivered by Borrower to each Bank, as may be amended, modified, consolidated or restated from time to time.

                  "SouthTrust  Term Loan" means the indebtedness of the Borrower pursuant to that certain Term Note dated February 9, 1994 between Borrower and SouthTrust Bank of Alabama, National Association, having an outstanding principal balance of $2,870,232.70 as of the date hereof and a final maturity of February, 2003.

                  "Subsidiary" means any corporation or partnership of which any Company, directly or indirectly (including as beneficiary of a business trust), owns more than fifty percent (50%) of any class or classes of securities or partnership interests. Unless otherwise specified, references to "Subsidiaries" herein shall mean direct and indirect Subsidiaries of Borrower.

                  "Tangible Net Worth", means, as of any date of determination, total stockholders' equity, less any intangible assets, determined in accordance with GAAP.

                  "Three Year Commitment" means at any time the maximum aggregate principal amount which Banks have agreed to make Advances under Paragraph 2.1(b) hereof and/or issue Letters of Credit under Section 2A hereof, being Fifty Million Dollars ($50,000,000) in the aggregate on the date hereof.

                  "Three Year Commitment  Termination Date" means the earlier of
(i) November __, 2000 or (ii) the date on which the Three Year Commitment is terminated pursuant to Paragraph 2.8 hereof.

                  "Three Year Loan" means the outstanding  principal  balance of indebtedness advanced, and the face amount of Letters of Credit issued, under the Three Year Commitment, and without duplication the amount of all unreimbursed draws under Letters of Credit, together with interest accrued on and fees and expenses incurred in connection with any of the foregoing.

                  "Three Year Note" mans individually, and "Three Year Notes" means individually and collectively, the promissory notes in the form of Exhibit C-2 attached hereto delivered by Borrower to each Bank, as may be amended, modified, consolidated or restated from time to time.

                  1.2  Rules of Construction

                           (a)      GAAP.  Except as otherwise provided herein,
financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement, shall be defined in accordance with GAAP. If Borrower or Required Banks determine that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the other within ten
(10) days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change. If Borrower and Required Banks have not agreed on revised covenants within thirty (30) days after the delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change occurred that gave rise to the notice.

                           (b) Use of term  "consolidated".  Any term defined in
Paragraph 1.1 hereof, when
modified by the word "consolidated," shall have the meaning given to such term herein as to Borrower and all entities whose accounts, financial results or position, for financial accounting purposes, are consolidated with those of Borrower in accordance with GAAP.

                                    SECTION 2

                                 CREDIT FACILITY

                  2.1  The Facilities

                           (a)      Short Term Commitment.  From time to time
prior to the Short Term Commitment Termination Date, subject to the provisions below, each Bank severally agrees to make Advances to Borrower under the Short Term Commitment up to its respective Maximum Principal Amount with respect to the Short Term Commitment, which Borrower may repay and reborrow prior to the Short Term Commitment Termination Date, for purposes specified in Paragraph
2.4 hereof; provided, however, that the aggregate outstanding principal amount of such Advances shall not exceed at any time the amount of the Short Term Commitment.

                           (b)      Three Year Commitment.  From time to time
prior to the Three Year Commitment
Termination Date, subject to the provisions below, each Bank severally agrees to make Advances to Borrower under the Three Year Commitment up to its respective Maximum Principal Amount with respect to the Three Year Commitment, which Borrower may repay and reborrow prior to the Three Year Commitment Termination Date, for purposes specified in Paragraph 2.4 hereof; provided, however, that the aggregate outstanding principal amount of such Advances, together with the amount available to be drawn under Letters of Credit and any unreimbursed draws under Letters of Credit, shall not exceed at any time the amount of the Three Year Commitment.

                  2.2  Promissory Notes

                           (a)      Short Term Notes.  The Indebtedness of the
Borrower to each Bank under the Short Term Loan will be evidenced by a Short Term Note executed by Borrower in favor of such Bank. The original principal amount of each Bank's Short Term Note will be in the amount identified in
Schedule 1 attached hereto as its Maximum Principal Amount with respect to the Short Term Loan; provided, however, that notwithstanding the face amount of each such Short Term Note, Borrower's liability thereunder shall be limited at all times to the actual indebtedness, principal, interest, fees and expenses then outstanding to such Bank under the Loan.

                           (b)      Three Year Note.  The Indebtedness of the
Borrower to each Bank under the Three Year Loan will be evidenced by a Three Year Note executed by Borrower in favor of such Bank. The original principal amount of each Bank's Three Year Note will be in the amount identified in
Schedule 1 attached hereto as its Maximum Principal Amount with respect to the Three Year Note; provided, however, that notwithstanding the face amount of each such Three Year Note, Borrower's liability thereunder shall be limited at all times to the actual indebtedness, principal, interest, fees and expenses then outstanding to such Bank under the Three Year Loan.

                 2.3 Banks' Participation. Banks shall be lenders in the Short Term Loan and the Three Year Loan in the Maximum Principal Amounts and Pro Rata Shares set forth in Schedule 1 attached hereto.

                 2.4 Use of Proceeds. Funds advanced under the Loan shall be used solely (i) for the working capital needs and general corporate purposes of the Companies, including the refinancing of existing indebtedness under the Existing Credit Agreement and the purchase of equipment for sale to customers,
(ii) for reimbursement of draws under Letters of Credit in accordance with Paragraph 2A.4(b) hereof, and (iii) to finance the purchase price and related expenses in connection with Permitted Acquisitions.

                  2.5  Repayment

                           (a)      Short Term Loan.  The aggregate outstanding
principal balance under the Short Term Loan on the Short Term Commitment Termination Date, together with all outstanding interest, fees and costs due hereunder with respect to the Short Term Loan, shall be due and payable in full on November __, 1998. Notwithstanding the immediately preceding sentence, the aggregate outstanding balance of the Loan shall be due and payable immediately upon acceleration of the Short Term Loan in accordance with Paragraph 8.2 hereof.

                           (b) Three Year Loan. The aggregate outstanding principal balance under the Three Year Loan on the Three Year Commitment Termination Date, together with all outstanding interest, fees and costs due hereunder, shall be due and payable in full on November __, 2000. Notwithstanding the immediately preceding sentence, the aggregate outstanding balance of the Three Year Loan shall be due and payable immediately upon acceleration of the Three Year Loan in accordance with Paragraph 8.2 hereof.

                  2.6 Interest. Portions of the Loan shall bear interest on the outstanding principal amount thereof in accordance with the following provisions:

                           (a) Definitions. As used in this Paragraph 2.6 and elsewhere in this Agreement, the following words and terms shall have the meanings specified below:

                  "Adjusted Libor Rate" shall mean, for any Interest Period, as applied to a Portion, the rate per annum (rounded upwards, if necessary to the next 1/100 of 1%) determined pursuant to the following formula:

                  Adjusted Libor Rate =            Libor Rate
                                                   ----------
                                              [1 - Reserve Percentage]

For purposes hereof, "Libor Rate" shall mean, as applied to a Portion, the rate which appears on the Telerate Page 3750 at approximately 9:00 a.m. Philadelphia time two London Business Days prior to the commencement of such Interest Period for the offering to leading banks in the London Interbank Market of deposits in United States dollars ("Eurodollars") or, if such rate does not appear on the Telerate page 3750, the rate which appears (or, if two or more such rates appear, the average rounded up to the nearest 1/100 of 1% of the rates which appear) on the Reuters Screen LIBO Page as of 9:00 a.m. Philadelphia time two London Business Days prior to the commencement of the Interest Period, in either case for an amount substantially equal to such Portion as to which Borrower may elect the Adjusted Libor Rate to be applicable with a maturity of comparable duration to the Interest Period selected by Borrower for such Portion, as may be adjusted from time to time in accordance with Paragraph 2.6(f) hereof.

                  "Applicable Margin" means the percentage per annum set forth in the appropriate column below that corresponds to the ratio for Borrower and its consolidated Subsidiaries of Funded Debt as of the end of the most recent Rolling Period to EBITDA for the most recent Rolling Period (the Applicable Margin being the lowest applicable percentage per annum as to which the ratio requirement has been attained):



                                                                      Applicable Margin
                                                                      -----------------


                                                      Short Term Loan                   Long Term Loan
                                                      ---------------                   --------------


   Level             Ratio of Funded             Base Rate          Libor          Base Rate         Libor
                     Debt to EBITDA               Portions         Portions        Portions         Portions
   ------            --------------               --------         --------        --------         --------


     I       Less than or equal to 1.25 to 1        0.00%            0.350%          0.00%            0.325%


    II       Less than or equal to 2.25 to          0.00%            0.400%          0.00%            0.375%
             1 but greater than 1.25 to 1


    III      Greater than 2.25 to 1                 0.00%            0.450%          0.00%            0.425%


The initial Applicable Margin shall be based on a closing Compliance Certificate delivered pursuant to Paragraph 4.1 hereof; thereafter the Applicable Margin shall adjust automatically, as appropriate, on the day following delivery of a quarterly Compliance Certificate in accordance with Paragraph 5.4 hereof, provided, that in the event that a quarterly compliance certificate has not been delivered on the date required by Paragraph 5.4 then the Applicable Margin shall adjust to Level III as of the date of required delivery; provided further, however, that the Applicable Margin shall readjust on the day after delivery of such delinquent Compliance Certificate based on the ratio set forth in such Compliance Certificate.

                  "Interest Period" shall mean, with respect to the Adjusted Libor Rate, a period of one (1), two (2), three (3) or six (6) months' duration, as Borrower may elect, during which the Adjusted Libor Rate is applicable; provided, however, that (a) if any Interest Period would otherwise end on a day which shall not be a London Business Day, such Interest Period shall be extended to the next succeeding London Business Day, unless such London Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding London Business Day, subject to clause (c) below; (b) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires; (c) with respect to an Interest Period which begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last London Business Day of a calendar month; and (d) Borrower may not elect an Interest Period that would extend past the Termination Date.

                  "London Business Day" shall mean any Business Day on which banks in London, England are open for business.

                  "Portion" shall mean a portion of the Loan as to which a specific interest rate and, in the case of a Portion bearing interest based upon the Adjusted Libor Rate, an Interest Period, has been elected by Borrower.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12 Code of Federal Regulations, as amended, and any successor thereto.

                  "Reserve" shall mean, for any day, that reserve (expressed as a decimal) which is in effect (whether or not actually incurred) with respect to a Bank (or any bank Affiliate of such Bank) on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which a Bank (or any bank Affiliate of such Bank) is subject including any board or governmental or administrative agency of the United States or any other jurisdiction to which a Bank (or any bank Affiliate of such Bank) is subject for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for Eurocurrency liabilities as defined in Regulation D.

                  "Reserve  Percentage"  shall  mean,  for a Bank  (or any  bank
Affiliate of such Bank) on any day, that percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which a Bank (or any bank Affiliate of such Bank) is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which a Bank is subject), for determining the reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for (i) deposits of United States Dollars or (ii) Eurocurrency liabilities as defined in Regulation D, in each case used to fund a Portion subject to an Adjusted Libor Rate or any Loan made with the proceeds of such deposit. The Adjusted Libor Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                           (b)      Interest on Loan.

                                    (i)     At the Borrower's election in
     accordance with the provisions of Paragraph 2.6(c) below, in the absence of an Event of Default hereunder and prior to maturity or judgment, and subject to clause (ii) below, any Portion of the Loan shall bear interest at either of the following rates:

                                            (A)      Base Rate.  The Base Rate
plus the Applicable Margin.

                                            (B)   Adjusted   Libor   Rate.   The
Adjusted Libor Rate plus the Applicable Margin.

                                    (ii) Notwithstanding the foregoing, upon the
     occurrence and during the continuance of an Event of Default hereunder, including after maturity and upon judgment, Borrower hereby agrees to pay to Banks interest (A) on any outstanding Portion bearing interest based on the Adjusted Libor Rate, at the rate which is two percent (2%) per annum in excess of the Adjusted Libor Rate plus the Applicable Margin for each such Portion through the end of the applicable Interest Period, and thereafter, at the rate of two percent (2%) per annum in excess of the Base Rate plus the Applicable Margin, and (B) on any Portion bearing interest based on the Base Rate, at the rate of two percent (2%) per annum in excess of the Base Rate plus the Applicable Margin.

                                    (iii) In the event  that any  interest  rate
     applicable hereto is in excess of the highest rate allowable under applicable law, then the rate of such interest shall be reduced to the highest rate not in excess of such maximum allowable interest and any excess previously paid by Borrower shall be deemed to have been applied against principal.

                           (c)      Procedure for Determining Interest Periods
and Rates of Interest.

                                    (i)     If Borrower elects the rate based oN
     the Base Rate to be applicable to a Portion, Borrower must notify Agent of such election in writing prior to eleven o'clock (11:00) a.m. Philadelphia time one (1) Business Day prior to the proposed application of such rate. If Borrower elects the rate based on the Adjusted Libor Rate to be applicable to a Portion, Borrower must notify Agent of such election and the Interest Period selected prior to eleven o'clock (11:00) a.m. Philadelphia time at least three (3) London Business Days prior to the commencement of the proposed Interest Period. If Borrower does not provide notice for the rate based on the Adjusted Libor Rate, then Borrower shall be deemed to have requested that the rate based on the Base Rate shall apply to any Portion as to which the Interest Period is expiring and to any new Advance of the Loan until Borrower shall have given proper notice of a change in or determination of the rate of interest in accordance with this Paragraph 2.6(c).

                                    (ii) Borrower  shall not elect more than six
     (6) different Portions bearing interest based on the Adjusted Libor Rate to be applicable to the Loan at one time, and any Portion shall be in an amount equal to Three Million Dollars ($3,000,000) or an even multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof.

                           (d) Payment and Calculation of Interest. With respect to Portions which bear interest at the rate based on the Adjusted Libor Rate, interest shall be due and payable on the last day of each Interest Period for each such Portion, and, in the case of a Portion with an Interest Period of six (6) months, on the ninetieth (90) day after the commencement of such Interest Period and on the last day of the Interest Period. With respect to Portions which bear interest at the rate based on the Base Rate, interest shall be due and payable on the last Business Day of each month commencing on the first such date after the first Advance which bears interest at the rate based on the Base Rate. Interest shall be calculated in accordance with the provisions of Paragraph 2.6(b) hereof; all interest shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days.

                           (e) Reserves. If at any time when a Portion is subject to the rate based on the Adjusted Libor Rate, a Bank (or a bank Affiliate of such Bank) is subject to and incurs a Reserve, other than a Reserve Percentage provided in the calculation of the applicable Adjusted Libor Rate, Borrower hereby agrees to pay within five (5) Business Days of demand thereof from time to time, as billed by Agent on behalf of itself or any other Bank, such additional amount as is necessary to reimburse such Bank (or such Bank's bank Affiliate) for its costs in maintaining such Reserve. Such amount shall be computed by taking into account the cost incurred by such Bank (or such Bank's bank Affiliate) in maintaining such Reserve in an amount equal to such Bank's ratable share of the Portion on which such Reserve is incurred, which computation shall be set forth in any such demand by Agent on behalf of itself or any other Bank. The determination by Agent or any Bank of such costs incurred and the allocation of such costs among Borrower and other customers which have similar arrangements with such Bank (or such Bank's bank Affiliate) shall be prima facie evidence of the correctness of the fact and the amount of such additional costs, if calculated in a manner consistent with similar charges made by such Bank (or such Bank's Affiliates) to its other customers having similar arrangements with such Bank. Upon notification to Borrower of any payment required pursuant to this Paragraph 2.6(e), Borrower (A) shall make such payment in accordance with the provisions hereof and (B) may repay the Portion of the Loan with respect to which such payment is required, subject to the requirements of Paragraph 2.9 and 2.6(g) hereof.

                           (f) Special Provisions Applicable to Adjusted Libor Rate. The following special provisions shall apply to the Adjusted Libor Rate:

                                    (i)     Change of Adjusted Libor Rate.  The
     Adjusted Libor Rate may be automatically adjusted by Agent on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage and any Reserve which has resulted in a payment pursuant to subparagraph (e) above, that increase the cost to Banks of funding the Loan or a portion thereof bearing interest based on the Adjusted Libor Rate. Agent shall give Borrower notice of such a determination and adjustment, which determination shall be prima facie evidence of the correctness of the fact and the amount of such adjustment. Borrower may, by notice to Agent, (A) request Agent to furnish to Borrower a statement setting forth the basis for adjusting such Adjusted Libor Rate and the method for determining the amount of such adjustment; and/or (B) repay the Portion of the Loan with respect to which such adjustment is made, subject to the requirements of Paragraph 2.9 and 2.6(g) hereof.

                                    (ii)    Unavailability of Eurodollar Funds.
     In the event that Borrower shall have requested the rate based on the Adjusted Libor Rate in accordance with Paragraph 2.6(c) and any Bank (or such Bank's bank Affiliate) shall have reasonably determined that Eurodollar deposits equal to the amount of the principal of the Portion and for the Interest Period specified are unavailable, or that the rate based on the Adjusted Libor Rate will not adequately and fairly reflect the cost of making or maintaining the principal amount of the Portion specified by Borrower during the Interest Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining the rate based on the Adjusted Libor Rate applicable to the specified Interest Period, such Bank shall give notice to Agent and Agent shall promptly give notice of such determination to Borrower that the rate based on the Adjusted Libor Rate is not available. A determination by such Bank (or such Bank's bank Affiliate) hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (i) the obligation to advance or maintain Portions at the rate based on the Adjusted Libor Rate shall be suspended until Agent shall have notified
     Borrower  and Banks that such  conditions  shall have ceased to exist,  and
     (ii) the rate based on the Base Rate shall be applicable to all such Portions. In the event of any such determination, Borrower shall be entitled to replace the Bank that has made such determination with a bank or banks (which may include one or more of the other Banks hereunder) that have agreed to take such Bank's place.

                                    (iii)  Illegality.  In  the  event  that  it
     becomes unlawful for a Bank (or such Bank's bank Affiliate) to maintain Eurodollar liabilities sufficient to fund any Portion of the Loan subject to the rate based on the Adjusted Libor Rate, then such Bank shall immediately notify Borrower thereof (with a copy to Agent) and such Bank's obligations hereunder to advance or maintain advances at the rate based on the Adjusted Libor Rate shall be suspended until such time as such Bank (or such Bank's bank Affiliate) may again cause the rate based on the Adjusted Libor Rate to be applicable to any Portion of the outstanding principal balance of the Loan and any such Bank's share of any Portion shall then be subject to the rate based on the Base Rate.

                           (g) Funding Costs and Loss of Earnings. In the event that Borrower shall have requested the Adjusted Libor Rate to be applicable to a Portion to be Advanced and Borrower shall revoke the request for such Advance or shall fail to meet the conditions to such Advance as set forth in Section Four hereof, and in connection with any prepayment or repayment of a Portion bearing interest at the rate based on the Adjusted Libor Rate made on other than the last day of the applicable Interest Period, whether such prepayment or repayment is voluntary, mandatory, by demand, acceleration or otherwise, Borrower shall pay to Banks all reasonable funding costs and loss of earnings which may arise in connection with such revocation of request for or failure to meet the conditions to such Advance or such prepayment or repayment, as calculated by Agent in accordance with Exhibit E hereto.

                  2.7   Advances

                           (a) Advance Request. Borrower shall give Agent written notice, not later than eleven o'clock (11:00) a.m. Philadelphia time one (1) Business Day prior to the proposed Advance in the case of an advance to bear interest based on the Base Rate, and three (3) Business Days prior to an advance to bear interest based on the Adjusted Libor Rate, of each requested Advance under the Commitment specifying the date, amount and purpose thereof. Such notice shall be in the form of the Advance Request Form attached hereto as Exhibit A, shall be certified by the chief financial officer or treasurer of Borrower, and shall contain the following information and representations, which shall be deemed affirmed and true and correct as of and upon receipt of the date of and upon receipt of the requested Advance:
                                    (i)     whether the Advance is to be drawn
     under the Short Term Commitment or the Three Year Commitment;

                                    (ii) the  aggregate  amount of the requested
     Advance, which shall be no less than $3,000,000 and in multiples of $500,000 in excess thereof, or be the unborrowed balance of the applicable Commitment;
                                    (iii) confirmation of Borrower's  compliance
     with Paragraphs 5.14 through 5.17 as of the most recently ended fiscal quarter for which a Compliance Certificate has been (or is required to have been) delivered, and taking into account any Advances, including the requested Advance, and payments since such date; and

                                    (iv) statements that the representations and
     warranties set forth herein and in the other Loan Documents are true and correct as of the date thereof; no Event of Default or Default hereunder has occurred and is then continuing or will be caused by the requested Advance; and there has been no Material Adverse Effect since the date of this Agreement and no event or circumstance (or combination of events or circumstances) has occurred which is reasonably likely to have a Material Adverse Effect.

                           (b)      Procedures.

                                    (i)     Upon receiving a request for an
     Advance in accordance with subparagraph (a) above, Agent shall request by prompt notice to Banks that each Bank advance funds to Agent so that each Bank participates in the requested Advance in the same percentage as it participates in the Commitment. Each Bank shall advance its applicable percentage of the requested Advance to Agent by delivering federal funds immediately available at Agent's offices prior to twelve o'clock (12:00) noon Philadelphia time on the date of the Advance. Subject to the satisfaction of the terms and conditions hereof, Agent shall make the requested Advance available to Borrower by crediting such amount to Borrower's deposit account with Agent not later than two o'clock (2:00) p.m. on the day of the requested Advance; provided, however, that in the event Agent does not receive a Bank's share of the requested Advance by such time as provided above, Agent shall not be obligated to advance such Bank's share.

                                    (ii) Unless  Agent shall have been  notified
     by a Bank prior to the date such Bank's share of any such Advance is to be made by such Bank that such Bank does not intend to make its share of such requested Advance available to Agent, Agent may assume that such Bank has made such proceeds available to Agent on such date, and Agent may, in reliance upon such assumption (but shall not be obligated to), make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Bank on the date the Advance is made, Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand, from Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to Borrower and ending on (but excluding) the date Agent recovers such amount, from such Bank, at a rate per annum equal to the effective rate for overnight federal funds in New York as reported by the Federal Reserve Bank of New York for such day (or, if such day is not a Business Day, for the next preceding Business Day) and from Borrower, at a rate per annum as provided in Paragraph 2.6(b)(i)(A) hereof.

                           (c) Requests Irrevocable. Each request for an Advance pursuant to this Paragraph 2.7 shall be irrevocable and binding on Borrower. In the case of any Advance bearing interest at the rate based upon the Adjusted Libor Rate, Borrower shall indemnify Banks against any loss, cost or expense incurred by Bank as a result of not borrowing such funds on the requested Advance date, including as a result of any failure to fulfill on or before the date specified in such request for an Advance the applicable conditions set forth in Section Four hereof, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by Banks to fund the Advance to be made by Banks when such Advance, as a result of such failure, is not made on such date, as calculated by Agent in accordance with Exhibit E attached hereto.

                  2.8.  Reduction and Termination of Commitment

                           (a) Borrower. Borrower shall have the right at any time and from time to time, upon three (3) Business Days' prior written notice to Agent, to reduce the Short Term Commitment and/or the Three Year Commitment in increments aggregating $3,000,000 or multiples thereof without penalty or premium, provided that on the effective date of such reduction Borrower shall make a prepayment of Short Term Loan and/or the Three Year Loan, as applicable, in an amount, if any, by which the aggregate outstanding principal balance of such Loan exceeds the amount of the applicable Commitment as then so reduced, together with accrued interest on the amount so prepaid and any amounts due pursuant to Paragraph 2.6(g) hereof. Any reduction in the Short Term Commitment or the Three Year Commitment shall proportionately reduce each Bank's Maximum Principal Amount with respect thereto.

                           (b) Banks. Required Banks shall have the right to terminate the Short Term Commitment and/or the Three Year Commitment at any time, in their discretion and upon notice to Borrower, upon the occurrence of any Event of Default hereunder (except if an Event of Default described in Paragraph 8.1(i) shall occur, in which case termination of the Short Term Commitment and/or the Three Year Commitment shall occur automatically without notice).

     (c) Restoration Only With Consent. Any termination or reduction of the Commitment pursuant to subparagraphs 2.8(a) and (b) shall be permanent, and such Commitment cannot thereafter be restored or increased without the written consent of Banks.

                  2.9  Prepayment

                           (a) Upon one (1) Business Day's prior written notice by Borrower to Agent, in the case of Base Rate Portions, and upon three (3) Business Days prior written notice by Borrower to Agent, in the case of Libor Portions, Borrower may repay all or any portion of the outstanding principal balance under the Short Term Loan and/or the Three Year Loan without premium or penalty, provided that any such payment shall include all accrued interest on the amount prepaid plus any amounts which may be due pursuant to Paragraph 2.6(g) hereof. Payments made prior to the Short Term Commitment Termination Date or Three Year Commitment Termination Date, as applicable, shall not reduce the Short Term Commitment or Long Term Commitment, respectively, and may be reborrowed in accordance with this Agreement.

                           (b) In addition to the scheduled payments of principal pursuant to Paragraph 2.5 above, in connection with each
     Sale of Material Assets approved by Banks pursuant to Paragraph 6.7 hereof, the Net Cash Proceeds to the seller of such transaction shall be paid directly to Agent for the account of Banks and applied to the Loan, together with any amounts. Payments made pursuant to this subparagraph 2.9(b) shall be applied first to the outstanding principal balance of the Short Term Loan and then to the outstanding principal balance of the Three Year Loan, and shall be accompanied by all accrued and unpaid interest and fees in connection with the amount prepaid (including any amount payable under Paragraph 2.6(g) hereof). Any such payments shall not reduce the respective Commitments and may be reborrowed in accordance herewith.

               2.10 Payments. All payments of principal, interest, fees and other amounts due hereunder, including any prepayments thereof, shall be made by Borrower to Agent for the account of Banks in immediately available funds before twelve o'clock (12:00) noon, Philadelphia time, on any Business Day at the office of Agent set forth on Schedule 1 hereto. Borrower hereby authorizes Agent to charge Borrower's account with Agent for all payments of principal, interest and fees when due hereunder.

               2.11 Facility Fee. Borrower shall pay to Agent, for the benefit of Banks in accordance with their Pro Rata Shares, a non-refundable facility fee at the rate of one-tenth of one percent (.10%) per annum on the aggregate amount of the Short Term Commitment and at the rate of one-eighth of one percent (.125%) per annum on the aggregate amount of the Three Year Commitment from the date hereof through the Short Term Commitment Termination Date and the Three Year Commitment Termination Date, respectively, which fees shall be payable at the offices of Agent quarterly in arrears on the first day of each March, June, September, and December and on the applicable Termination Date. The commitment fee shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days.

                  Borrower and Banks hereby agree that for purposes of calculating the commitment fee to be paid from time to time under this Paragraph 2.11, the unborrowed portion of the Three Year Commitment on which such fee is calculated shall be reduced by the amount available to be drawn under outstanding Letters of Credit and the amount of any unreimbursed draws on any Letters of Credit.

                  2.12 Fees. Borrower shall pay to Agent, for itself and for the account of Banks, fees as agreed pursuant to the letter dated
     August 22, 1997.

                  2.13 Regulatory Changes in Capital Requirements. If any Bank shall have determined that the adoption or the effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or any lending office of such Bank) or such Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, as a consequence of this Agreement, the Commitment, Advances or the Loan made by such Bank pursuant hereto to a level below that which such Bank or its holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or its holding company for any such reduction suffered together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in Paragraph 2.6(b)(ii) hereof with respect to amounts not paid when due. Such Bank will notify Borrower of any event occurring after the date of this Agreement that will entitle such Bank to compensation pursuant to this Paragraph 2.13 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and such compensation shall not be charged for any period more than three (3) months prior to the date of such notice.

          A certificate of such Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified above shall be delivered to Borrower and shall be conclusive absent manifest error, if calculated and charged in a manner consistent with similar charges made by such Bank to its other customers having similar arrangements with such Bank. Borrower shall pay such Bank the amount shown as due on any such certificate delivered by such Bank within ten (10) days after its receipt of the same.

          Failure on the part of any Bank to demand compensation for increased costs or reduction in amounts received or receivable or reductions in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to any other period except as otherwise limited by the terms of this Paragraph 2.13.

                                   SECTION 2A

                                LETTERS OF CREDIT

          2A.1 Availability of Credits. Subject to the terms and conditions set forth herein, Banks shall from time to time prior to the Three Year Commitment Termination Date participate in the issuance by Agent of Letters of Credit for the account of Borrower on the following terms and conditions:

          (a) at the time of issuance of the Letter of Credit, the sum of the amount available to be drawn under such Letter of Credit and all other Letters of Credit then outstanding hereunder plus any unreimbursed draws under Letters of Credit, plus the outstanding principal balance of the Three Year Loan, shall not exceed the Three Year Commitment;

          (b) at the time of issuance of the Letter of Credit, the amount available to be drawn under such Letter of Credit and all other Letters of Credit then outstanding hereunder plus any unreimbursed draws under Letters of Credit shall not exceed, in the aggregate, the Letter of Credit Sublimit;

          (c) the final expiration date of each Letter of Credit shall be on or before the earlier of (i) one year, in the case of standby Letters of Credit, and one hundred eighty (180) days, in the case of documentary Letters of Credit, from the date of issuance thereof or (ii) the Three Year Commitment Termination Date;

          (d) there shall not exist at the time of issuance of the Letter of Credit, or as a result thereof, any Default or Event of Default hereunder; and

          (e) each Letter of Credit issued under this Section 2A shall be utilized by Borrower for legitimate purposes in the ordinary course of its business.

          2A.2 Commitment Availability. The amount available under the Three Year Commitment as from time to time in effect shall be reduced by the amount available to be drawn under all outstanding Letters of Credit and unreimbursed amounts of any draws under Letters of Credit. The amount by which the Three Year Commitment is so reduced shall not be available for Advances under Paragraph 2.6 hereof, except Advances thereunder which are made to reimburse Bank for draws under the Letters of Credit as permitted pursuant to Paragraph 2A.4(b) hereof.

          2A.3. Approval and Issuance

          (a) Borrower shall provide Agent not less than three (3) Business Days' prior written notice of each request for the issuance of a Letter of Credit by delivery of a Letter of Credit Request Form in the form attached as Exhibit B-1 hereto and Agent's Letter of Credit Application in the form attached as Exhibit B-2 hereto. Each Letter of Credit Request Form submitted by Borrower to Agent requesting the issuance of a Letter of Credit shall be certified by the chief financial officer or treasurer of Borrower and shall, in addition to the matters described in Paragraph 2.7(a) hereof, list all Letters of Credit outstanding for the account of Borrower at that time and, for each Letter of Credit so listed, its face amount, outstanding undrawn balance and expiration date. It shall be a condition to the issuance of any Letter of Credit that Agent shall have received a Letter of Credit Request Form and Letter of Credit Application as described above and that the conditions set forth in Paragraph 4.2 shall be satisfied.

          (b) Agent will promptly provide to Lenders written or telephonic notification of Agent's receipt of the Letter of Credit Request Form and the Letter of Credit Application which shall state (i) the amount of the Letter of Credit requested and (ii) the expiration date of the requested Letter of Credit.

          2A.4. Obligations of the Borrower

          (a) Borrower agrees to pay to Agent in connection with each Letter of Credit issued hereunder:

                                    (i)     immediately upon the demand of Agent
          on behalf of Banks, the amount paid by Banks with respect to such Letter of Credit;

                                    (ii)  immediately  upon demand of Agent, the
          amount of any draft presented purporting to be drawn under such Letter of Credit provided that the draft and accompanying documents conform to the terms of the Letter of Credit but subject to the terms of Paragraph 2A.7 (whether or not Agent has at such time honored such draft) and any other amounts paid thereunder (it being understood that Agent is not required to make demand upon or proceed against any Bank or other party or to resort to any collateral before obtaining payment from Borrowers);

                                    (iii) in advance  upon the date of  issuance
          or extension of any Letter of Credit, a non-refundable fee for the benefit of Banks in accordance with each Banks percentage share of the Three Year Commitment as set forth on Schedule 1 attached hereto, calculated on the face amount of such standby Letter of Credit for the term of such Letter of Credit at a rate per annum equal to the Applicable Margin for a Libor Portion under the Three Year Loan as set forth in Paragraph 2.6 hereof;
                                    (iv) on the date of  issuance of each Letter
          of Credit and on the effective date of any renewal or extension of any Letter of Credit a fee of one-eighth of one percent (0.00125%) per annum on the outstanding face amount of such Letter of Credit, payable to Agent for its own account; and

                                    (v)     interest on any indebtedness
          outstanding with respect to such Letter of Credit, whether for funds paid on drafts on such Letter of Credit or otherwise (but such indebtedness shall not include undrawn balances of such Letter of Credit issued hereunder) at the rate set forth in Paragraph 2.5(b)(i)(A) hereof from the date of payment by Agent (if not reimbursed by Borrower on the same day) to the date one (1) Business Day after notice to Borrower of such payment, and thereafter at the rate applicable to Portions bearing interest based on the Base Rate under Paragraph 2.5(b)(ii) hereof; interest under this clause (v) shall be paid at the times and in the manner set forth in Paragraph 2.6 hereof, and shall accrue on amounts paid on a Letter of Credit (if not reimbursed by Borrower on the same day) from the date of payment by Agent, whether or not demand is made, until such amounts are reimbursed by Borrower whether before, at or after demand.

                           (b) On or before the Three Year Commitment Termination Date, in the absence of a Default or Event of Default at such time, and subject to the provisions of Paragraph 2.6 hereof, Banks hereby agree to advance funds to Borrower under the Three Year Loan to make the payments required under Paragraphs 2A.4(a)(i) and (ii) hereof. If any payment by Agent of a draft drawn under a Letter of Credit is for any reason (including without limitation the occurrence or continuation of a Default or Event of Default hereunder) not reimbursed prior to or on the date of such payment, the amount of such payment shall thereupon be deemed for purposes hereof an advance under Paragraph 2.7 hereof. Such reimbursement obligation shall be repayable, prepayable, and otherwise subject to all the terms and conditions thereof as if advanced by Bank pursuant to Paragraph 2.7 hereof (but without duplication).

                  2A.5.  Payment by Banks on Letters of Credit

                           (a) With respect to each Letter of Credit, each Bank agrees that it is irrevocably obligated to pay to Agent, for each such Letter of Credit, such Bank's Pro Rata Share of each and every payment made or to be made by Agent under such Letter of Credit (each such payment to be made, a "LOC Contribution"). Each Bank's LOC Contribution shall be due from such Bank immediately upon, and in any event no later than the same day as, receipt of written notice (which may be sent by telex or telecopier) from Agent (except that if such notice is received after 3:00 p.m. on any Business Day, payment may be made on the following Business Day, together with interest equal to the effective rate for overnight funds in New York as reported by the Federal Reserve Bank of New York for such day (or, if such day is not a Business Day, for the next preceding Business
     Day)) that (i) it has made a payment or (ii) a draft has been presented purporting to be drawn on a Letter of Credit issued hereunder. Such payment shall be made at Agent's offices in immediately available federal funds.

                           (b) The obligation of each Bank to make its LOC Contribution hereunder is absolute, continuing and unconditional, and
     Agent shall not be required first to make demand upon or proceed against Borrowers or any guarantor or surety, or any others liable with respect to the applicable Letter of Credit and shall not be required first to resort to any Collateral. LOC Contributions shall be made without regard to termination of this Agreement or the Commitment, the existence of an Event of Default or Default hereunder, the acceleration of indebtedness hereunder or any other event or circumstance.

                  2A.6.  Collateral Security

                           (a)      On the termination of the Three Year
               Commitment or the occurrence of an Event of Default, Required Banks may require (and in the case of an Event of Default occurring under Paragraph 8.1(i) it shall be required automatically) that Borrower deliver to Agent, for the benefit of Banks, cash or U.S. Treasury Bills with maturities of not more than 90 days from the date of delivery (discounted in accordance with customary banking practice to present value to determine amount) in an amount equal at all times to one hundred ten percent (110%)of the outstanding undrawn amount of all Letters of Credit, such cash or U.S. Treasury Bills and all interest earned thereon to constitute cash collateral for all such Letters of Credit. At such time as such collateral is required to be and has not been deposited, Agent and any Bank shall be entitled to liquidate such of the other collateral for the Loan (if any) or any other assets of Borrower or any Guarantor as may be in the possession of such Bank, as is necessary or appropriate in its sole judgment so as to create such cash collateral.

                           (b)      Any cash collateral deposited under
               subparagraph (a) above, and all interest earned thereon, shall be held by Agent and invested and reinvested at the expense and the written direction of Borrower, in U.S. Treasury Bills with maturities of no more than ninety (90) days from the date of investment.

                  2A.7  General Terms of Credits. The  following  terms and
               conditions   apply  with   respect  to  each   Letter  of  Credit
               notwithstanding anything to the contrary contained herein:

                           (a) Borrower assumes all risks of the acts or omissions of the beneficiary of each Letter of Credit with respect to the use of the Letter of Credit or with respect to the beneficiary's obligations to Borrower. Neither Agent nor any of the Banks, nor any of their respective officers or directors, shall be liable or responsible for, and Borrower hereby agrees to indemnify and hold Agent and Banks harmless (except for such party's respective gross negligence or willful misconduct) with respect to: (i) the use which may be made of the Letter of Credit or for any acts or omissions of the beneficiary in connection therewith; (ii) the accuracy, truth, validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects false, misleading, inaccurate, invalid, insufficient, fraudulent, or forged; (iii) any other circumstances whatsoever in making or failing to make payment under a Letter of Credit; or (iv) any inaccuracy, interruption, error or delay in transmission or delivery of correspondence or documents by post, telegraph or otherwise. In furtherance and not in limitation of the foregoing, Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                           (b)      Notwithstanding the foregoing, with respect
to any Letter of Credit, Borrower shall have a claim against Agent, and Agent shall be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to indirect or consequential, damages suffered by Borrower caused by the Agent's willful misconduct or gross negligence.

                           (c)      To the extent not inconsistent with this
Agreement, the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, are hereby made a part of this Agreement with respect to obligations in connection with each Letter of Credit.


                                    SECTION 3

                         REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants to Banks as follows:

                  3.1  Organization and Good Standing.

               Each Company is a corporation or other legal entity as set forth on Exhibit D attached hereto, duly formed and validly existing under the laws of the jurisdiction of its formation as set forth in Exhibit D, and each has the power and authority to carry on its business as now conducted and, except as to failures to qualify which do not, either singly or in the aggregate, have a Material Adverse Effect, is qualified to do business in all other states in which the nature of its business or the ownership of its properties requires such qualification.

                  3.2  Power and Authority:  Validity of Agreement.

               Each Company has the power and authority under applicable law and under its organizational documents to enter into and perform the Loan Documents to the extent that it is a party thereto; and all actions necessary or appropriate for the execution and performance by each Company of the Loan Documents have been taken, and, upon their execution, the same will constitute the valid and binding obligations of each Company to the extent it is a party thereto, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy or equitable principles applicable to the enforcement of creditors' rights generally.

                  3.3  No Violation of Laws or Agreements.

               The making and performance of the Loan Documents by each Company will not violate any provisions of any law or regulation, federal, state or local, or its partnership agreement, or result in any breach or violation of, or constitute a default under, any material agreement or instruments by which any Company or its property may be bound.

                  3.4  Material Contracts.

               Except as set forth on Exhibit D attached hereto, there exists no material default under any contracts material to the businesses of the Companies.

                  3.5  Compliance

               (a) Each of the Companies is in compliance with all applicable laws and regulations, federal, state and local (including without limitation those administered by the Local Authorities), except for such failure to comply as would not, either singly or in the aggregate, have a Material Adverse Effect;

               (b) The Companies possess all the franchises, permits, licenses, certificates of compliance and approval and grants of authority, necessary or required in the conduct of the Companies' respective businesses as of the date hereof; and except as identified on Exhibit D attached hereto, as of the date hereof all such franchises, permits, licenses, certificates and grants are valid, binding, enforceable and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development or use thereof or contesting the validity thereof, except to the extent that the failure to obtain or maintain any of the foregoing would not, either singly or in the aggregate, have a Material Adverse Effect; and

               (c) No authorization, consent, approval, waiver, license or formal exemptions from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority (federal, state or local) or non-governmental entity, under the terms of contracts or otherwise, is required by the Companies by reason of or in connection with the Companies' execution and performance of the Loan Documents, except those which have been obtained.

                 3.6  Litigation.

               Thereare no actions, suits, proceedings or claims which are pending or, to the best of the Companies' knowledge or information, threatened against any Company which, if adversely resolved, would have a Material Adverse Effect.

                 3.7 Title to Assests.

               Each of the Companies has good and marketable title to all of its properties and assets material to the conduct of its business, free and clear of any liens and encumbrances except the liens and encumbrances permitted pursuant to Paragraph 6.4 hereof and the liens and security interests identified on Exhibit D attached hereto. All such assets are fully covered by the insurance required under Paragraph 5.8 hereof.

                  3.8  Accuracy of Information; Full Disclosure

              (a) All information furnished to Banks concerning the financial condition of the Companies including Borrower's annual consolidated financial statement for the period ending August 31, 1996 and Borrower's interim consolidated financial statements dated May 31, 1997, copies of which have been furnished to Banks, has been prepared in accordance with GAAP and fairly present in all material respects the financial condition of the Companies as of the dates and for the periods covered and discloses all liabilities of the Companies required to be disclosed in accordance with GAAP, except that interim statements do not have footnotes and are subject to year-end adjustments; and there has been no material adverse change in the financial condition or business of the Companies from the date of such statements to the date hereof; and

               (b) All financial statements and other documents furnished by the Companies to Banks pursuant to this Agreement and the other Loan Documents do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. The Companies have disclosed to the Banks in writing any and all facts which materially and adversely affect the business, properties, operations or condition, financial or otherwise, of the Companies considered as a whole, or the Companies' ability to perform their obligations under this Agreement and the other Loan Documents.

                  3.9  Taxes and Assessments

              (a) Each Company has duly and timely filed all information and tax returns and reports with any federal, state, or local governmental taxing authority, body or agency, and all taxes, including without limitation income, gross receipts, sales, use, excise, withholding and any other taxes, and any governmental charges, penalties, interest or fines with respect thereto, due and payable by any Company, have been paid, withheld or reserved for in accordance with GAAP or, to the extent they relate to periods on or prior to the date of the financial statements referenced in Paragraphs 5.2 and 5.3 hereof, are reflected as a liability on the financial statements in accordance with GAAP.

               (b) Each Company has properly withheld all amounts required by law to be withheld for income taxes and unemployment taxes including without limitation, all amounts required with respect to social security and unemployment compensation, relating to its employees, and has remitted such withheld amounts in a timely manner to the appropriate taxing authority, agency or body.

                 3.10  Indebtedness.

               The Companies have no presently outstanding Indebtedness or obligations, including contingent obligations and obligations under leases of property from others, except the Indebtedness and obligations described in Exhibit D hereto or in the Companies' financial statements which have been furnished to Banks prior to the date hereof pursuant to Paragraph 3.8 hereof, and indebtedness permitted pursuant to Paragraph 6.1 hereof.

                 3.11  Management Agreements

               No Company is a party to any management or consulting agreements for the provision of senior executive services to such Company (other than employment agreements with officers of the Companies) except as described on Exhibit D hereto.

                 3.12  Investments

               Borrower and each direct and indirect Subsidiary of Borrower is identified on Exhibit D attached hereto, which indicates the number of shares and classes of the capital stock or partnership interests, as applicable, of Borrower and each such Subsidiary, and the ownership thereof. No Company has any other Subsidiaries or any investments in or loans to any other individuals or business entities except for loans and investments permitted pursuant to Paragraphs 6.3 or 6.8 hereof.

                  3.13  ERISA

               Each of the Companies and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and,

               (a) No Company nor any ERISA Affiliate maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in section 4001 of ERISA) under which any Company or any ERISA affiliate could have any withdrawal liability which is reasonably likely to have a Material Adverse Effect;

               (b) No Company nor any ERISA Affiliate, sponsors or maintains any Plan under which there is an accumulated funding deficiency within the meaning of ss.412 of the Code, whether or not waived which is reasonably likely to have a Material Adverse Effect;

               (c) The aggregate liability for accrued benefits and other ancillary benefits under each defined benefit pension Plan that is sponsored or maintained by any Company or any ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan by an amount which is reasonably likely to have a Material Adverse Effect;

               (d) The aggregate liability of each Company, and each ERISA Affiliate arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, is not an amount which is reasonably likely to have a Material Adverse Effect on any Company; and

               (e) There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the Plan in preparing the most recent Annual Report) of any Company or ERISA Affiliate under any Plan providing post-retirement life or health benefits which is reasonably likely to have a Material Adverse Effect.

                 3.14  Fees and Commissions

               The Companies owe no brokers' or finders' fees or commissions of any kind, and know of no claim for any brokers' or finders' fees or commissions, in connection with the Companies' obtaining the Commitment or the Loan from Banks, except those provided herein.

                 3.15  No Extension of Credit for Securities

The Companies are not now, nor at any time have they been engaged principally, or as one of their respective important activities, in the business of extending or arranging for the extension of credit, for the purpose of purchasing or carrying any margin stock or margin securities; nor will the proceeds of the Loan be used by any Company directly or indirectly, for such purposes.

                  3.16  Hazardous Wastes, Substances and Petroleum Products.

               Except as otherwise set forth on Exhibit D attached hereto:

               (a) Each Company (i) has received all permits and filed all notifications required by the Environmental Control Statutes to carry on its respective business(es); and (ii) is in compliance with all Environmental Control Statutes.

               (b) Each Company has given any written or oral notice to the EPA or any state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances on properties owned, leased or operated by such Company or used in connection with the conduct of its business and operations.

               (c) No Company has received notice that it is potentially responsible for clean-up, remediation, costs of clean-up or remediation, fines or penalties with respect to any actual or imminently threatened Release of Hazardous Substances pursuant to any Environmental Control Statute.

                  3.17  Solvency

               To the best of each Company's knowledge, excluding intercompany indebtedness, each Company is, and after receipt and application of the first Advance under this Agreement will be, solvent such that (i) the fair value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of such Company) is greater than the total amount of its liabilities, including without limitation, contingent liabilities, (ii) the present fair salable value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of such Company) is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, and (iii) they are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. No
          Company intends to, nor believes that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and no Company is engaged in a business or transaction, or about to engage in a business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which it is engaged. For purposes of this Paragraph 3.17, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual matured liability of the applicable Company.

               Each Company hereby agrees that to the extent a Company shall have paid more than its proportionate share of any payment made hereunder or under the Guaranty, such Company shall be entitled to seek and receive contribution from and against any other Company who has not paid its proportionate share of such payment; provided however such Company shall not seek any such contribution from any other Company until the Loans have been paid in full and all Commitments of the Banks hereunder have been terminated. The provisions of this paragraph shall in no respect limit the obligations and liabilities of any Company to the Agent and the Banks and each Company shall remain liable to the Agent and the Banks for the full amount of its obligations hereunder and under the Guaranty.

                  3.18  Employee Controversies.

               There are no material controversies pending or, to the knowledge of the Companies, threatened or anticipated between any Company and any of its respective employees, and there are no labor disputes, grievances, arbitration proceedings or any strikes, work stoppages or slowdowns pending, or to the Companies' knowledge, threatened between any Company and its respective employees and representatives, which in either event could impair the ability of the Company to perform their obligations under the Loan Documents, or which might reasonably be expected to have a Material Adverse Effect.

                 3.19  Government Contracting.

               No Company has transferred or received any rights or obligations with respect to any contract with any federal or state governmental agency or instrumentality in violation of the federal Assignment of Claims Act or related federal or state laws, rules or regulations. No Company nor any employee of any Company has been proposed for or received notice of intended suspension or debarment from federal contracting pursuant to Part 9 of the Federal Acquisition Regulations, nor has any similar event occurred under comparable state laws, rules or regulations relating to contracting with state governmental entities. No Company has received notice of cure or of default with respect to any contract with a governmental agency, nor any claim for excess reprocurement costs.


                                    SECTION 4

                                   CONDITIONS

                 4.1  Effectiveness

               The effectiveness of this Agreement shall be subject to Agent's receipt of the following documents and satisfaction of the following conditions, each in form and substance satisfactory to Banks:

               (a) Promissory Notes. The Notes duly executed by Borrower.

               (b) Guaranty. A Guaranty Agreement executed by each Subsidiary of Borrower in favor of Banks.

               (c)  Authorization  Documents.  A certificate of the secretary of each Company attaching and certifying as to (i) the certificate or articles of incorporation and bylaws or other organizational documents of such Company; (ii) resolutions or other evidence of authorization by the board of directors or other governing body of such Company authorizing its execution and full performance of Loan Documents and all other documents and actions required hereunder; and (iii) incumbency certificates setting forth the name, title and specimen signature of each officer of such Company who is authorized to execute the Loan Documents on behalf of such entity.

               (d) Good Standing. Certificates of good standing or the equivalent for each Company for which such certificates are available in its state of formation and each of the states in which it is qualified to do business.

               (e) Opinion of Counsel. An opinion letter from counsel for the Companies, as may be reasonably satisfactory to Banks.

               (f) Compliance and Borrowing Base Certificates. A Compliance Certificate in the form of Exhibit F attached hereto calculated as of the end of the most recent fiscal quarter of the Borrower for which such certificates would be required hereunder.

               (g) Fees and Expenses.  Payment of all fees required by Paragraph
          2.12 hereof.

               (h) Searches. Uniform Commercial Code, tax and judgment searches against the Companies in those offices and jurisdictions as Agent shall reasonably request.

               (i) Financial Projections. Projections for Borrower and its consolidated Subsidiary for the period through fiscal year 2000, certified by the chief financial officer of Borrower as constituting a good faith projection based upon assumptions believed to be reasonable.

               (j) Consents. Receipt of all required consents and approvals under applicable law or contract.

               (k) Pay-Off of Existing Loan. Payment in full of all indebtedness and obligations of Borrower under the Existing Credit Agreement, and release of all liens and encumbrances thereunder.

               (l)  Other   Documents.   Such  additional   documents  as  Agent
          reasonably may request.

                 4.2  Advances.

               The obligation of Banks to make Advances under the Commitment or issue Letters of Credit shall be subject to Borrower's compliance with Paragraph 2.7 or 2A.3 hereof, as applicable, and it shall be a condition to Banks' obligation hereunder to make any such Advance or issue such Letter of Credit that (a) the representations and warranties set forth herein and in the other Loan Documents shall be true and correct as if made on the date of such Advance or issuance,
          (b) no Event of Default or Default shall have occurred and not have been waived on the date of such Advance or issuance or be caused by such Advance or issuance, (c) all fees required pursuant to Paragraphs
          2.11 and 2.12 hereof have been paid as and when due, and (d) there shall have been no Material Adverse Effect since the date of this Agreement, and no event or circumstance (or combination of events or circumstances) shall have occurred which is reasonably likely to have a Material Adverse Effect.

                                    SECTION 5

                              AFFIRMATIVE COVENANTS

                  Borrower covenants and agrees that so long as the Commitment of Banks to Borrower or any Indebtedness of Borrower to Banks is outstanding, unless Required Banks have otherwise agreed in writing, each of the Companies will (and with respect to Paragraph 5.13, will cause each ERISA Affiliate) to:

                 5.1  Existence and Good Standing.

               Preserve and maintain (a) its existence as a corporation, partnership or other legal entity, as applicable, and its good standing in all states in which it conducts business and (b) the effectiveness and validity of all its franchises, licenses, permits, certificates of compliance or grants of authority required in the conduct of its business, except for such instances of ineffectiveness or invalidity as would not, either singly or in the aggregate, have a Material Adverse Effect.

                  5.2  Interim Financial Statements.

               Furnish to Agent (with sufficient copies for each Bank) within forty-five (45) days of the end of each of the first three quarterly periods in each fiscal year of Borrower, unaudited quarterly consolidated financial statements, in form and substance as reasonably required by Agent, including (i) a consolidated balance sheet, (ii) a consolidated statement of income, and (iii) a statement of cash flows, prepared in accordance with GAAP consistently applied (except that such interim statements need not contain footnotes and may be subject to year-end adjustments).

                  5.3  Annual Financial Statements.

               Furnish to Agent (with  sufficient  copies for each Bank)  within ninety  (90)  days  after  the  close  of  each  fiscal  year  audited consolidated annual financial statements, including the information required under Paragraph 5.2 hereof, which financial statements shall be prepared in accordance with GAAP and shall be certified without qualification (except with respect to changes in GAAP as to which Borrower's independent certified public accountants have concurred) by an independent certified public accounting firm reasonably satisfactory to Agent; and cause Agent to be furnished, at the time of the completion of the annual audit, with copies of any management letters prepared by such accountants and with a certificate signed by such accountants to the effect that to the best of their knowledge there exists no Event of Default or Default hereunder.

                  5.4  Compliance Certificate.

               At the time of delivery of financial statements pursuant to Paragraph 5.2 and 5.3 hereof, deliver to Agent (with sufficient copies for each Bank) a certificate in the form of Exhibit F attached hereto executed by the chief financial officer or treasurer of Borrower, showing the calculation of the covenants set forth in Paragraph 5.14 through 5.17 hereof.

                   5.5  Public Information.

               Deliver to Agent (with sufficient copies for each Bank) promptly upon transmission thereof, copies of all financial statements, proxy statements, notices and reports, and copies of any registration statement or annual or quarterly reports, if any, filed with the Securities and Exchange Commission (or successor entity).

                  5.6  Books and Records.

               Keep and maintain satisfactory and adequate books and records of account in accordance with GAAP and make or cause the same to be made available to Agent or its agents or nominees at any reasonable time upon reasonable notice for inspection and to make extracts thereof and permit Agent or its agents or nominees to discuss contents of same with senior officers of the Companies and also with outside auditors and accountants of the Companies.

                  5.7  Interest Rate Hedging.

               At such time as the outstanding principal balance of the Loan shall equal or exceed Fifty Million Dollars ($50,000,000), enter into interest rate protection agreements in a form acceptable to Agent and from one or more of the Banks or an institution acceptable to Agent, with respect to at least twenty percent (20%) of the Loan and for a period of at least two years; provided, however, that (a) the protected rate shall be no greater than 1.50% above the all-in rate on the date hereof; and (b) all documentation for such interest rate protection shall conform to ISDA standards and must be acceptable to Agent with respect to intercreditor issues.

                  5.8  Insurance.

               Keep and maintain all of its property and assets in good order and repair and covered by insurance with reputable and financially sound insurance companies against such hazards and in such amounts as is customary in the industry, under policies requiring the insurer to furnish reasonable notice to Agent and opportunity to cure any non-payment of premiums prior to termination of coverage and naming Agent, for the benefit of Banks, as loss payee and additional insured.

                  5.9  Litigation:  Event of Default.

               Notify Agent in writing immediately of the institution of any litigation, the commencement of any administrative proceedings, the happening of any event or the assertion or threat of any claim, to the extent that any of the foregoing, could have a Material Adverse Effect or the occurrence of any Event of Default or Default hereunder.

                  5.10 Taxes

               Pay and discharge all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date on which any penalty for non-payment or late payment is incurred, unless the same are currently being contested in good faith by appropriate proceedings, diligently prosecuted and covered by appropriate reserves maintained in accordance with GAAP.

                  5.11  Costs and Expenses.

               Pay or reimburse Agent for all reasonable out-of-pocket costs and reasonable expenses (including but not limited to reasonable attorneys' fees and disbursements) Agent may reasonably pay or incur in connection with the preparation and review of this Agreement and all waivers, consents and amendments in connection therewith and all other documentation related thereto, and the making of the Loan hereunder, and pay or reimburse Banks for all costs, liabilities and expenses (including but not limited to reasonable attorneys' fees and disbursements) associated with the collection or enforcement of the same, including without limitation any fees and disbursements incurred in defense of or to retain amounts of principal, interest or fees paid or in connection with any audit or examination of the Companies. All obligations provided for in this Paragraph 5.11 shall survive any termination of this Agreement or the Commitment and the repayment of the Loan.

                  5. 12  Compliance; Notification

               (a) Comply in all material respects with all local, state and federal laws and regulations applicable to its business (and in all respects with the Environmental Control Statutes), including without limitation the federal Assignment of Claims Act and any comparable state laws, all laws and regulations relating to government contracting, and all laws and regulations of the Local Authorities, and with the provisions and requirements of all franchises, permits, certificates of compliance, approval and need issued by regulatory authorities and with other like grants of authority held by any Company; and notify Agent immediately in detail of any actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or under the terms of any of such franchises, licenses or grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could occasion the termination of any of such franchises, licenses or grants of authority, to the extent that any of the foregoing could have a Material Adverse Effect.

               (b) With respect to the Environmental Control Statutes, immediately notify Agent when, in connection with the conduct of the Companies' business(es) or operations, any person (including, without limitation, EPA or any state or local agency) provides oral or written notification to any Company, or any Company otherwise becomes aware, of a condition with regard to an actual or imminently threatened Release of Hazardous Substances which could reasonably be expected to have a Material Adverse Effect; and notify Agent in detail immediately upon the receipt by a Company of an assertion of liability under the Environmental Control Statutes, of any actual or alleged failure to comply with, failure to perform, breach, violation or default under any such statutes or regulations which could reasonably be expected to have a Material Adverse Effect or of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a failure to breach, violation or default.

                  5.13  ERISA.

               (a) Comply in all material respects with the provisions of ERISA to the extent applicable to any Plan maintained for the employees of any Company or any ERISA Affiliate; (b) do or cause to be done all such acts and things that are required to maintain the qualified status of each Plan and tax exempt status of each trust forming part of such Plan; (c) not incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any material liability to the PBGC (as established by ERISA); (d) not permit any event to occur with respect to any Plan sponsored by any Company or any ERISA Affiliate (i) as described in Section 4042 of ERISA or (ii) which may result in the imposition of a lien on its properties or assets; and (e) notify Agent in writing promptly after it has come to the attention of senior management of any Company of the written assertion or threat of any event described in Section 4042 of ERISA (relating to the soundness of a Plan) (including any "reportable event" described in Section 4042(a)(3) of ERISA) or the PBGC's ability to assert a material liability against it or impose a lien on any Company's, or any ERISA Affiliate's properties or assets; and (f) refrain from engaging in any prohibited transactions or actions causing possible liability under
          Section 502 of ERISA.

                 5.14  Maximum Debt to Capitalization Ratio.

               Maintain at all times a Debt to Capitalization Ratio for Borrower and its consolidated Subsidiaries of not greater than 0.50 to 1.

                 5.15  Maximum Funded Debt to EBITDA Ratio.

               Maintain at all times a ratio of (a) Funded Debt of Borrower and its consolidated Subsidiaries to (b) EBITDA of Borrower and its Consolidated Subsidiaries for the most recent Rolling Period, of not greater than 3.00 to 1.

                 5.16  Minimum Tangible Net Worth.

               Maintain at all times Tangible Net Worth of Borrower and its consolidated Subsidiaries in an amount not less than the Required Tangible Net Worth.

                 5.17  Minimum Fixed Charge Coverage Ratio.

               Maintain at all times a Fixed Charge Coverage Ratio for Borrower and its consolidated Subsidiaries of not less than 1.75 to 1.

                  5.18   Management Changes.

               Notify Agent in writing within ten (10) Business Days after any change of the senior executive management of Borrower.

                  5.19  Transactions Among Affiliates.

               Cause all transactions between and among it and its Affiliates, other than transactions among the Companies, to be on an arms-length basis and on such terms and conditions as are customary in the applicable industry between and among unrelated entities.

                   5.20  Joinders.

               If any Subsidiary becomes a Material Subsidiary or if a new Material Subsidiary is formed or acquired, cause such Material Subsidiary to execute and deliver a joinder to the Guaranty and such other documents as Agent may reasonably require in connection therewith, including without limitation secretary's certificates and opinions of counsel.

                  5.21  Year 2000  Compliance.

               The Companies shall take all action necessary to assure that the Companies' computer-based systems are able to operate and effectively process dates on or after January 1, 2000. At the request of Banks, the Companies shall provide Banks assurances acceptable to Banks of the Companies' Year 2000 compatability

                 5.22  Other Information.

               Provide any Bank with any other documents and information, financial or otherwise, reasonably requested by such Bank from time to time.

                                   SECTION 6

                               NEGATIVE COVENANTS

               So long as any Commitment or any Indebtedness of Borrower to Banks remains outstanding hereunder, Borrower covenants and agrees that without Required Banks' prior written consent, each Company will not:

                  6.1  Indebtedness.

               Borrow any monies or create or permit to exist any Indebtedness except: (i) borrowings from Banks hereunder; (ii) trade Indebtedness in the normal and ordinary course of business for value received;
          (iii) Indebtedness under the ASIDA Bonds and the SouthTrust Term Loan, provided, that the aggregate principal thereof shall not be increased after the date of this Agreement; and (iv) additional unsecured Indebtedness or Indebtedness incurred to purchase or lease fixed or capital assets in an aggregate principal amount which, together with guarantees permitted pursuant to Paragraph 6.2(iii) hereof, does not exceed ten Million Dollars ($10,000,000) at any time.

                  6.2  Guaranties.

               Guarantee or assume or be or agree to become liable in any way, either directly or indirectly, for any Indebtedness or liability of others except: (i) to endorse checks or drafts in the ordinary course of business, (ii) a Company may guaranty or otherwise agree to be liable for obligations of any other Company, and (iii) additional guarantees by one or more Companies of Indebtedness in an aggregate principal amount which, together with Indebtedness permitted pursuant to Paragraph 6.1(iv) hereof, does not exceed Ten Million Dollars ($10,000,000).

                 6.3  Loans.

               Make any loans or advances to others; provided, however, that (a) a Company may make loans and advances to any other Company and (b) the Companies may make investments in companies that are not subsidiaries to the extent permitted pursuant to Paragraph 6.8(b) hereof.

                  6.4  Liens and Encumbrances.

               Create, permit or suffer the creation or existence of any liens, security interests, or any other encumbrances on (including any conditional sales arrangement with respect to) any of its property, real or personal, except the security interests in favor of the Agent on behalf of Banks as security for the Loan, and except (i) liens arising in favor of sellers or lessors for indebtedness and obligations incurred to purchase or lease fixed or capital assets permitted under Paragraph 6.1(iv) hereof, provided, however, that such liens secure only the indebtedness and obligations created thereunder and are limited to the assets purchased or leased pursuant thereto and the proceeds thereof; (ii) mechanic's and workman's liens, liens for taxes, assessments or other governmental charges, federal, state or local,  which are then  being  currently  contested  in good  faith by appropriate proceedings and are covered by appropriate reserves maintained in accordance with GAAP; (iii) pledges or deposits to secure obligations under workmen's compensation, unemployment insurance or social security laws or similar legislation; (iv) deposits to secure surety, appeal or custom bonds required in the ordinary course of business and (v) the liens in favor of IBM Credit Corp. disclosed on Exhibit D attached hereto, securing trade indebtedness from IBM to Nichols TXEN Corporation (formerly Computer Services Corporation), provided, that such liens shall be released within thirty (30) days after the date hereof.

                  6.5  Additional Negative Pledge.

               Agree or covenant with or promise any person or entity other than the Banks that it will not pledge its assets or properties or otherwise grant any liens, security interests or encumbrances on its property.

                  6.6  Restricted Payments.

               Make any Restricted Payments, unless there is no Default or Event of Default hereunder at such time, and such payment will not create a Default or Event of Default.

                  6.7  Transfer of Assets; Liquidation

               (a) Sell, lease, transfer or otherwise dispose of all or any portion of its assets, real or personal, other than such transactions in the normal and ordinary course of business for value received; or

               (b) discontinue, liquidate, or change in any material respect any substantial part of its operations or business(es).

                  6.8  Acquisitions and Investments.

               Purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the capital stock, partnership interests, or assets of, or make any investments in, any other firm or corporation; or enter into any new business activities or ventures not directly related to its present business; or merge or consolidate with or into any other firm or corporation; or create any Subsidiary; provided, however that in the absence of a Default or an Event of Default at such time and if such transaction will not give rise to a Default or an Event of Default:

               (a) the Companies may make a Permitted Acquisition and create Subsidiaries, provided that (i) Borrower provides to Agent, with a copy to its counsel, not less than thirty (30) days prior written notice of the proposed Permitted Acquisition or Subsidiary creation in the form of Exhibit G attached hereto, including, in the case of a Permitted Acquisition with respect to which the Acquisition Price is in excess of Twenty-Five Million Dollars ($25,000,000), the following information:

               (A) a narrative description of the proposed acquisition which demonstrates it to be a Permitted Acquisition, and describes the business to be acquired, the legal structure for the acquisition (including identification of any new subsidiaries that will result from the transaction), the acquisition price to be paid and form thereof, the anticipated closing date, the anticipated borrowings under the Commitment in connection therewith, and other material features of the proposed acquisition;

               (B) copies of the financial statements, if available, or federal income tax returns if not, dated as of the three (3) most recently ended fiscal years of such business or the seller of such assets;

               (C) pro forma financial statements of the business or assets and Borrower and its consolidated Subsidiaries giving effect to the proposed acquisition on an historical basis for the two most recent fiscal quarters for which a Compliance Certificate has been delivered and on a projected basis for the period ending on the Three Year Commitment Termination Date, including the information required pursuant to Paragraph 5.2 and showing all adjustments which have been made in connection with such pro forma statements, and demonstrating compliance with the covenants set forth in Paragraph 5.14 through 5.17 as of the end of each fiscal quarter; and

               (D) such additional documents as Agent may reasonably request, each of the foregoing to be in form and substance reasonably satisfactory to Agent;

(ii) Borrower complies with the terms and conditions of Paragraph 5.20 hereof, and (iii) taking into account any supplement or amendment to Exhibit D hereto which is reasonably acceptable to Required Banks, all of the representations and warranties set forth herein are true and correct prior to and following such Permitted Acquisition or the creation of such Subsidiary; and

              (b) the Companies may make investments in companies that are not Subsidiaries, provided that the aggregate amount of such investments, whether as debt, equity or otherwise, shall not exceed Twenty-Five Million Dollars ($25,000,000).

                  6.9  Payments to Affiliates.

               Pay any salaries, compensation, management fees, consulting fees, service fees, licensing fees, or other similar payments to Affiliates of any Company other than on an arms-length basis for value, and on terms and conditions as are customary in the industry between and among unrelated entities.

                  6.10  Amendments to Documents.

               Amend or modify the ASIDA Bonds or the SouthTrust Term Loan.

                  6.11  Use of Proceeds.

               Use any of the proceeds of the Loan, directly or indirectly, to purchase or carry margin securities within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; or engage as its principal business in the extension of credit for purchasing or carrying such securities.

                                   SECTION 7

                   ADDITIONAL COLLATERAL AND RIGHT OF SET-OFF

               Each Bank is hereby authorized at any time and from time to time following the occurrence and during the continuation of an Event of Default hereunder, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of a Company against any and all of the obligations of a Company now or hereafter existing under this Agreement, the Notes or the Loan Documents, irrespective of whether such Bank shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured and irrespective of whether such Bank is otherwise fully secured. Each Bank agrees promptly to notify the applicable Company after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Banks under this Section Seven are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Banks may have.

                                    SECTION 8

                                     DEFAULT

                  8.1  Events of Default.

               Each of the following events shall be an Event of Default hereunder:

               (a) If Borrower shall fail to pay when due any installment of principal or any interest, fees, costs, expenses or any other sum payable to Banks or Agent hereunder; or

               (b) If any representation or warranty made herein or in connection herewith or in any statement, certificate or other document furnished hereunder is false or misleading in any material respect when made; or

               (c) If any Company shall default (after expiration of any applicable cure or grace periods) in the payment or performance of any obligation or Indebtedness to another either singly or in the aggregate in excess of Five Million Dollars ($5,000,000), whether now or hereafter incurred; or

               (d) If there shall be a default in or failure to observe at any test date the covenants set forth in Paragraphs 5.14 through 5.17 hereof or in Section 6 hereof; or

               (e) If any Company shall default in the performance of any other agreement or covenant contained herein (other than as provided in subparagraphs (a), (b) or (d) above) or in any document executed or delivered in connection herewith, including without limitation with respect to any Collateral, and such default shall continue uncured for twenty (20) days after notice thereof to Borrower given by Agent; or

               (f) If the Chairman, Chief Executive Officer or Chief Financial Officer of the Borrower as of the date of this Agreement shall cease to serve in such capacity, unless within ninety (90) days Agent is notified in writing of the identity and qualifications of a person with experience in the business of Borrower to serve in such capacity and such new management is not objected to in writing by Required Banks within sixty (60) days of such notice, or if objected to, then within ninety (90) days after such objection Agent is notified in writing of another such person given such authority and such management is not objected to within sixty (60) days of such subsequent notice; or

               (g) If: (i) any person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations promulgated thereunder, other than any person described in Rule 13d-1(b)(i) (D) or (E) which is eligible to file a Schedule 13G in lieu of a Schedule 13D (only for so long as such person is so eligible), shall have beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of Borrower (or other securities convertible into such securities)representing twenty percent (20%) of the combined voting power of all securities of Borrower entitled to vote in the election of directors (hereinafter called a "Controlling Person"); or (ii) a majority of the Board of Directors of Borrower shall cease for any reason to consist of (A) individuals who on the date hereof were serving as directors of Borrower or (B) individuals who subsequently become members of the Board if such individuals' nomination for election or election to the board is recommended or approved by a majority of the Board of Directors of Borrower. For purposes of clause
          (i) above, a person or group shall not be a Controlling Person if such person or group holds voting power in good faith and not for the purpose of circumventing this Paragraph 8.1(g) as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the 1934 Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in clause (i) above; or

               (h) If custody or control of any substantial part of the property of any Company shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency; if any license or franchise of a Company shall be suspended, revoked, not renewed or otherwise terminated the loss of which would reasonably be expected to have a Material Adverse Effect; if any company or any employee of any Company shall have been proposed for or received notice of intended suspension or debarment from federal contracting pursuant to Part 9 of the Federal Acquisition Regulations, of if any similar event shall have occurred under comparable state laws; or if any governmental regulatory authority or judicial body shall make any other final non-appealable determination the effect of which would have Material Adverse Effect; or

               (i) If any Company becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed; makes a general assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by any Company; if any order for relief is entered relating to any of the foregoing proceedings; if any Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if any Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or

               (j) any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Control Statutes and as a result of such event or condition, the Companies have incurred or in the opinion of Borrower are reasonably likely to incur liabilities in the aggregate in excess of Five Million Dollars ($5,000,000); or

               (k) if any judgment, writ, warrant or attachment or execution or similar process which calls for payment or presents liability in excess of Five Million Dollars ($5,000,000) shall be rendered, issued or levied against any Company or its respective property and such process shall not be paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within thirty (30) days after its issuance or levy unless such judgment is covered by insurance and the insurer has acknowledged coverage in writing with respect thereto.

                  8.2  Remedies.

               Upon the happening of any Event of Default and at any time thereafter, and by notice by Agent on behalf of Required Banks to Borrower (except if an Event of Default described in Paragraph 8.1(i) shall occur in which case acceleration of the Loan and termination of the Commitment shall occur automatically without notice), the Agent shall, at the request of the Required Banks, and may, with the consent of the Required Banks, (i) terminate the Short Term Commitment and/or the Three Year Commitment, and (ii) declare the entire unpaid balance, principal, interest, fees, and other amounts of all indebtedness of Borrower to Banks, hereunder or otherwise, to be immediately due and payable. Upon such declaration, Agent and Banks shall have the immediate right to enforce or realize on any collateral granted therefor in any manner or order it deems expedient without regard to any equitable principles of marshaling or otherwise. In addition to any rights granted hereunder or in any of the Loan Documents delivered in connection herewith, Agent and Banks shall have all the rights and remedies granted by any applicable law, all of which shall be cumulative in nature.

                                   SECTION 9

                                AGENCY PROVISIONS

                  This Section sets forth the relative rights and duties of Agent and Banks respecting the Loan and, with the exception of Paragraphs 9.3 and 9.15 hereof, does not confer any enforceable rights on Borrower against Banks or create on the part of Banks any duties or obligations to Borrower.

                  9.1  Application of Payments.

               Agent shall apply all payments of principal, interest, commitment fee or other amounts hereunder made to Agent by or on behalf of Borrower with respect to the Loan to Banks on the basis of their Pro Rata Shares of the outstanding principal balance of the Loan, except the fees payable under Paragraph 2.12 and Paragraph 2A.4(a)(iv) hereof, which shall be paid solely to Agent. Such distribution of payments shall be made promptly in federal funds immediately available at the office of each Bank set forth above.

                  9.2  Set-Off.

               In the event a Bank, by exercise of its right of set-off, or otherwise, receives any payment of principal or interest, in an amount greater than its Pro Rata Share of such payment based upon the Banks' respective shares of principal Indebtedness outstanding hereunder immediately before such payment, such Bank shall purchase a portion of the Indebtedness hereunder owing to each other Bank so that after such purchase each Bank shall hold its Pro Rata Share of all the Indebtedness then outstanding hereunder, provided that if all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of any such recovery, but without interest.

                  9.3  Modifications and Waivers.

               No modification or amendment hereof, consent hereunder or waiver of any Event of Default shall be effective except by written consent of the Required Banks; provided, however, that the written consent of all Banks shall be required to (i) modify, amend, waive, discharge, terminate or suspend compliance with (A) any rate of interest applicable to the Loan to the extent it is proposed to be decreased,
          (B) the amount of the Commitment to the extent it is proposed to be increased, or the Banks' respective shares thereof; (C) the date or amounts of payment of the Loan or interest thereon, to postpone or decrease payment thereof, (D) the commitment fee set forth in Paragraph 2.11 hereof or other amounts payable by Borrower hereunder except if payable solely to the Agent, to the extent any such amount is proposed to be decreased or postponed, (E) the definition of Required Banks, (F) this Paragraph 9.3, or (G) the definition of Pro Rata Share; or (ii) release any Guarantor.

                  9.4  Obligations Several.

               The obligations of the Banks hereunder are several, and each Bank hereunder shall not be responsible for the obligations of the other Banks hereunder, nor will the failure of one Bank to perform any of its obligations hereunder relieve the other Banks from the performance of their respective obligations hereunder.

                  9.5  Banks' Representations.

               Each Bank represents and warrants to the other Banks that (i) it has been furnished all information it has requested for the purpose of evaluating its proposed participation under this Agreement; and (ii) it has decided to enter into this Agreement on the basis of its independent review and credit analysis of Borrower, this Agreement and the documentation in connection therewith and has not relied for such analysis on any information or analysis provided by any other Bank.

                  9.6  Investigation.

               No Bank shall have any obligation to the others to investigate the condition of Borrower or any of the Collateral or any other matter concerning the Loan.

                  9.7  Powers of Agent.

               Agent shall have and may exercise those powers specifically delegated to Agent herein, together with such powers as are reasonably incidental thereto.

                 9.8  General Duties of Agent, Immunity and Indemnity.

               Upon receipt of notices and reports delivered by Borrower to the Agent under this Agreement, the Agent shall promptly deliver the same in the form received to the Banks. Required Banks shall also have the right to request Agent to inspect Borrower's books and records and take the other steps provided in Paragraph 5.6 hereof. In performing its duties as Agent hereunder, Agent will take the same care as it takes in connection with loans in which it alone is interested, subject to the limitations on liabilities contained herein; provided that Agent shall not be obligated to ascertain or inquire as to the performance of any of the terms, covenants or conditions hereof by Borrower. Neither Agent nor any of its directors, officers, agents or employees, shall be liable for any action or omission by any of them hereunder or in connection herewith except for gross negligence or willful misconduct. Subject to such exception, each of the Banks hereby indemnifies Agent (in its capacity as Agent) on the basis of such Bank's Pro Rata Share, against any liability, claim, loss or expense arising from or relating to any action taken or omitted to be taken with respect to this Agreement, any other Loan Document or the transactions contemplated thereby or Borrower, to the extent that the Agent has not been reimbursed therefor by Borrower, without affecting any obligation of Borrower to reimburse.

                  9.9  No Responsibility for Representations or Validity, etc.

               Each Bank agrees that Agent shall not be responsible to any Bank for any representations, statements, or warranties of Borrower herein or in the other Loan Documents. Neither Agent nor any of its directors, officers, employees or agents, shall be responsible for the validity, effectiveness, sufficiency, perfection or enforceability of this Agreement or the other Loan Documents, or any collateral, or any documents relating thereto or for the priority of any of Banks' security interests in any such collateral.

                  9.10  Action on Instruction of Banks; Right to Indemnity.

               Agent shall act upon written instruction of Banks or Required Banks, as appropriate, and in all cases Agent shall be fully protected in acting or refraining from acting hereunder in accordance with such written instructions to it signed by Required Banks unless the consent of all the Banks is expressly required hereunder in which case Agent shall be so protected when acting in accordance with such instructions from all the Banks. Such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Banks, provided that except as otherwise provided herein, Agent may act hereunder in its own discretion without requesting such instructions.

                  9.11  Employment of Agents.

               In connection with its activities hereunder, Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the default or misconduct of agents or attorneys-in-fact selected with reasonable care.

                  9.12  Reliance on Documents.

               Agent shall be entitled to rely upon (a) any paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and (b) upon the opinion of its counsel with respect to legal matters.

                  9.13  Agent's Rights as a Bank.

               With respect to their share of the indebtedness hereunder, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not Agent. Each of the Banks may accept deposits from and generally engage in other banking or trust business with Borrower as if it were not Agent or a Bank hereunder.

                  9.14  Expenses.

               Each of the Banks shall reimburse Agent from time to time at the request of Agent for its Pro Rata Share of any expenses incurred by Agent in connection with the performance of its functions hereunder without affecting any obligation of Borrower to reimburse, provided however that in the event Banks shall reimburse Agent for expenses for which Borrower subsequently reimburses Agent, then Agent shall remit to each Bank the respective amount received from such Bank against such expenses.

                  9.15  Resignation of Agent.

               Agent may at any time resign its position as Agent, without affecting its position as a Bank, by giving written notice to Banks and Borrower. Such resignation shall take effect upon the appointment of a successor agent in accordance with this Paragraph 9.15. In the event Agent shall resign, Required Banks with the consent of Borrower, which consent will not be unreasonably withheld, shall appoint a Bank as successor Agent. If within thirty (30) days of the Agent's notice of resignation no successor agent shall have been appointed by Banks and accepted such appointment, then Agent, in its discretion may appoint any other Bank with banking powers as a successor agent.

                  9.16  Successor Agent.

               The successor Agent appointed pursuant to Paragraph 9.15 shall execute and deliver to its predecessor and Banks an instrument in writing accepting such appointment, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the properties, rights, duties and obligations of its predecessor Agent. The predecessor Agent shall deliver to its successor Agent forthwith all Collateral, documents and moneys held by it as Agent, if any, whereupon such predecessor Agent shall be discharged from its duties and obligations as Agent under this Agreement.

                  9.17  Collateral Security.

               Agent will hold, administer and manage any Collateral pledged from time to time hereunder either in its own name or as Agent on behalf of the Banks, but each Bank shall hold a direct, undivided pro-rata beneficial interest therein, on the basis of its Pro Rata Share, by reason of and as evidenced by this Agreement.

                  9.18  Enformcement by Agent.

               All rights of action under this Agreement and under the Notes and all rights to the Collateral hereunder may be enforced by Agent and any suit or proceeding instituted by Agent in furtherance of such enforcement shall be brought in its name as Agent, without the necessity of joining as plaintiffs or defendants any other Banks, and the recovery of any judgment shall be for the benefit of Banks subject to the expenses of Agent.

                                   SECTION 10

                                  MISCELLANEOUS

                  10.1  Indemnification and Release Provisions.

               Borrower hereby agrees to defend Agent and each Bank and their directors, officers, agents, employees and counsel from, and hold each of them harmless against, any and all losses, liabilities (including without limitation settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interest judgments, costs, or expenses, including without limitation reasonable fees and disbursements of counsel, incurred by any of them arising out of or in connection with or by reason of this Agreement, the Commitment, the making of the Loan or any collateral therefor, other than those resulting primarily from any such party's own wilful misconduct or gross negligence, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Environmental Control Statute or the application of any such Statute to any of the Companies' properties or assets. Borrower hereby releases Agent and each Bank and their directors, officers, agents, employees and counsel from any and all claims for loss, damages, costs or expenses caused or alleged to be caused by any act or omission on the part of any of them other than those resulting primarily from any such party's own wilful misconduct or gross negligence. All obligations provided for in this Paragraph 10.1 shall survive any termination of this Agreement or the Commitment and the repayment of the Loan.

                  10.2  Participations and Assignments.

               Borrower hereby acknowledges and agrees that a Bank may at any time: (a) grant participations in all or any portion of its Maximum Principal Amount of the Loan or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office or to any other bank or lending institution ("Participants"); provided, however, that: (i) all amounts payable by Borrower hereunder shall be determined as if such Bank had not granted such Participation; and (ii) any agreement pursuant to which any Bank may grant a Participation: (x) shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (y) may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would require approval of all Banks pursuant to Paragraph 9.3 hereof; and (z) shall not relieve such Bank from its obligations, which shall remain absolute, to make Advances hereunder; and (b) assign its rights and obligations under the Commitment and the Loan (i) to any Federal Reserve Bank, (ii) to any Affiliate of such Lender, or (iii) with notice to Borrower and Agent together with the payment to Agent of a $3,500 transfer fee, to any other financial institution, provided, that (x) any such assignment under this clause (iii) shall be in a minimum amount of Five Million Dollars ($5,000,000), and (y) in the absence of an Event of Default hereunder no Bank shall assign under this clause (iii) more than forty-nine percent (49%) of its rights and obligations hereunder. Any grant of an assignment pursuant to this Paragraph 10.2 shall be pro rata as to the Short Term Loan and the Three Year Loan. Borrower may not assign or otherwise transfer its rights or obligation under this Agreement without the prior written consent of Banks.

                  10.3  Binding and Government Law.

               This Agreement and all documents executed hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and, except as may be required by mandatory provisions of applicable law, shall be governed as to their validity, interpretation and effect by the laws of the Commonwealth of Pennsylvania.

                  10.4  Survival.

               All agreements, representations, warranties and covenants of Borrower contained herein or in any documentation required hereunder shall survive the execution of this Agreement and the making of the Loan hereunder, and except for Paragraphs 5.11 and 10.1 which provide otherwise will continue in full force and effect as long as any indebtedness or other obligation of Borrower to Banks remains outstanding.

                  10.5  No Waiver; Delay.

               If Banks shall waive any power, right or remedy arising hereunder or under any applicable law, such waiver shall not be deemed to be a waiver upon the later occurrence or recurrence of any of said events with respect to Banks. No delay by Banks in the exercise of any power, right or remedy shall, under any circumstances, constitute or be deemed to be a waiver, express or implied, of the same and no course of dealing between the parties hereto shall constitute a waiver of Banks' powers, rights or remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  10.6  Modification;Waiver.

               Except as otherwise provided in this Agreement, no modification or amendment hereof, or waiver or consent hereunder, shall be effective unless made in a writing signed by appropriate officers of the parties hereto.

                  10.7  Headings.

               The  various   headings  in  this   Agreement  are  inserted  for
          convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  10.8  Notices.

               Any notice, request or consent required hereunder or in connection herewith shall be deemed satisfactorily given if in writing and delivered by hand, mailed (registered or certified mail) or sent by facsimile transmission to Agent or Borrower at their respective addresses or telecopier number set forth below, or to Banks at their respective addresses or telecopier numbers set forth on Schedule 1 attached hereto, or to any party at such other addresses or telecopier numbers as may be given by any party to the others in writing:

                  if to Borrower:

                  Nichols Research Corporation
                  4040 Memorial Parkway, South
                  Huntsville, Alabama  35802-1326
                  Attention:  Allen Dillard
                  Telecopier:  (205) 650-2240

                  if to Agent:

                  CoreStates Bank, N.A.
                  1345 Chestnut Street
                  FC 1-8-3-12
                  Philadelphia, PA  19107
                  Attention:  Karen Leaf
                  Telecopier:  (215) 973-6745

                  with a copy to:

                  Pepper, Hamilton & Scheetz LLP
                  3000 Two Logan Square
                  Philadelphia, PA  19103
                  Attention:  Lisa D. Kabnick, Esquire
                  Telecopier: (215) 981-4750

                  10.9  Payment on Non-Business Days.

               Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, provided however that such extension of time shall be included in the computation of interest due in conjunction with such payment or other fees due hereunder, as the case may be.

                  10.10  Time of Day.

               All time of day restrictions imposed herein shall be calculated using Agent's local time.

                  10.11  Severability.

               If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                 10.12  Counterparts.

               This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

                 10.13  Consent to Jurisdiction and Service of Process.

               Each Company irrevocably appoints each officer of Borrower as its attorney upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement, the Notes, the Loan Documents or any collateral; each Company hereby consents that any action or proceeding against it be commenced and maintained in any court within the Commonwealth of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania by service of process on any officer of Borrower; and each Company agrees that the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania shall have jurisdiction with respect to the subject matter hereof and the person of each Company and any collateral. Notwithstanding the foregoing, Agent, in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which any Company may be found or in which any of its properties or collateral may be located.

                  10.14  WAIVER OF JURY TRIAL.

               EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTES OR OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF AGENT OR BANKS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANKS' ENTERING INTO THIS AGREEMENT.

                  10.15  ACKNOWLEDGMENTS.

               BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND, SPECIFICALLY, PARAGRAPH 10.14 HEREOF, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL HAVE BEEN FULLY EXPLAINED TO BORROWER BY SUCH COUNSEL.

                  IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, as applicable, have executed this Agreement the day and year first above written.

Attest:                                            NICHOLS RESEARCH CORPORATION



By:  Patsy L. Hattox                               By:  Allen E. Dillard
     ---------------                                    ----------------
     Name: Patsy L. Hattox                              Name: Allen E. Dillard
     Title: Secretary                                   Title:VP


                                                  CORESTATES BANK, N.A., for
                                                  itself and as Agent


                                                  By:  Karen Leaf
                                                       ----------
                                                       Name:Karen Leaf
                                                       Title:Vice President


                                                   SOUTHTRUST BANK, N.A.


                                                   By: Meloe K. Barfield
                                                       -----------------
                                                       Name: Meloe K. Barkfield
                                                       Title:Vice President


                                                   AMSOUTH BANK


                                                   By:  David W. Cochran
                                                        ----------------
                                                        Name:  David W. Cochran
                                                        Title: Vice President

                             [EXECUTIONS CONTINUED]

                                                  SUNTRUST BANK, NASHVILLE, N.A.


                                                  By:Thomas W. Powell
                                                     ----------------
                                                     Name: Thomas W. Powell
                                                     Title:First Vice President


                                                  FIRST UNION COMMERCIAL
                                                  CORPORATION

                                                  By: Chris Hetterly
                                                      ---------------
                                                      Name: Chris Hetterly
                                                      Title:Vice President

NOTE:  Schedules available upon request.